Exhibit d

No. __________	FIFTH STREET SENIOR FLOATING RATE CORP.	Shares
Incorporated under the Laws of the State of Delaware
CUSIP NO. [ ______ ]

Common Stock	Par Value $0.01 Per Share

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                                     IS THE OWNER OF                                                                                                                                                                 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $0.01 PER SHARE, OF FIFTH STREET SENIOR FLOATING RATE CORP. (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: , 2013

FIFTH STREET SENIOR FLOATING RATE CORP. CORPORATE SEAL 2013 DELAWARE
Secretary		Chief Executive Officer

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act - Custodian
TEN ENT	tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right of	Under Uniform Gifts to Minors
	survivorship and not as tenants in common	Act:
(State)

Additional Abbreviations may also be used though not in the above list.

IMPORTANT NOTICE

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the Secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

For Value Received,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).